UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

April 24, 2007
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 24, 2007, Novell, Inc. (“Novell”) entered into a severance agreement with Dana C. Russell, Novell's Chief Financial Officer, which addresses his benefits in the event of an involuntary termination from Novell (the “Agreement”). This Agreement supersedes an earlier severance agreement between Novell and Mr. Russell, entered into on April 10, 2003, when Mr. Russell was serving as Novell's Vice President of Finance and Corporate Controller. Generally, in the event of involuntary termination of Mr. Russell's employment without cause in the absence of a change in control, the Agreement will provide the following benefits: (i) payment by Novell of 150% of Mr. Russell's base salary; (ii) a prorated bonus for the year of termination; (iii) twelve months of continued health and dental coverage; (iv) accelerated vesting of that portion of Mr. Russell's outstanding stock options, if any, that would have vested within the one year period following the date of his termination; (v) accelerated vesting of the portion of Mr. Russell's outstanding restricted common stock, if any, that would have vested within the one year period from the date of his termination; and (vi) reimbursement for outplacement benefits that are actually provided, not to exceed 20% of Mr. Russell's base salary.

The Agreement also provides that in the event of an involuntary termination without cause in connection with a change in control of Novell, Mr. Russell will receive the following benefits: (i) payment by Novell of two times Mr. Russell's base salary and target bonus; (ii) a prorated bonus for the year of termination; (iii) 24 months of continued health and dental coverage; (iv) a lump sum cash payment of what Novell would have paid as matching contributions under the Novell 401(k) plan for 24 months after Mr. Russell's termination date; (v) payment of certain legal fees; (vi) a lump sum payment equal to 20% of Mr. Russell's base salary which may be used to cover the costs of outplacement assistance; and (vii) if the payments provided to Mr. Russell exceed the amount that triggers the excise tax under section 4999 of the Internal Revenue Code by more than 10%, the payments will be grossed-up. In addition, the Agreement provides that if a change of control of Novell occurs and either (i) Mr. Russell is involuntarily terminated without cause in connection with the change in control or (ii) the acquiror or successor does not provide Mr. Russell with equity compensation rights substantially comparable to Mr. Russell's existing unvested equity compensation rights, then all of Mr. Russell's outstanding stock options, restricted common stock or other equity rights will become fully vested. The Agreement also contains confidentiality, non-competition and non-solicitation provisions.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Severance Agreement, dated as of April 24, 2007, between the Registrant and Dana C. Russell.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: April 27, 2007	By /s/ Joseph A. LaSala, Jr. (Signature) Senior Vice President General Counsel and Secretary (Title)

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
10.1	Severance Agreement, dated as of April 24, 2007, between the Registrant and Dana C. Russell.